EXHIBIT 99.2

ARC GROUP WORLDWIDE, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

On April 7, 2014, ARC Group Worldwide, Inc. (“ARC” or the “Company”) completed the acquisition of Advance Tooling Concepts, LLC (“ATC”). The unaudited pro forma condensed consolidated financial data presented herein is derived from the historical consolidated financial statements of the Company and the historical financial statements of ATC. The unaudited pro forma condensed consolidated balance sheet information, as of March 30, 2014 for ARC and as of April 7, 2014 for ATC, is presented on an adjusted basis as if the ATC acquisition had occurred on March 30, 2014. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 30, 2014 for ARC and April 7, 2014 for ATC and the year ended June 30, 2013 combine the Company’s historical consolidated statements of operations with ATC’s historical statements of operations for those periods, and give effect to the acquisition as if it had occurred on July 1, 2012. The unaudited pro forma consolidated statement of operations reflect adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. No pro forma effects have been given to any operational or other synergies that may be realized from the acquisition.

The unaudited pro forma consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma consolidated financial statements.  The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the acquisition. The adjustments included in the unaudited pro forma consolidated financial information represent the preliminary determination of such adjustments based upon currently available information.  Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected here.  ARC expects to finalize the purchase price allocations within one year of the date of the acquisition.

The accompanying unaudited pro forma consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2013, as well as other financial information filed with the Securities and Exchange Commission.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position.  These pro forma amounts do not, therefore, project ARC’s financial position or results of operations for any future date or period.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 30, 2014 FOR ARC GROUP WORLDWIDE, INC. AND
APRIL 7, 2014 FOR ADVANCE TOOLING CONCEPTS, LLC
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)
ASSETS

Current Assets:
Cash and Cash Equivalents	$5,563	$308	$—		$5,871
Accounts Receivable, Net	10,851	1,272	(59)	A	12,064
Inventories, Net	12,357	469	(171)	B	12,655
Income Tax Receivable	—	—	—		—
Deferred Income Taxes	—	—	—		—
Due from Related Party	—	—	—		—
Prepaid and Other Current Assets	1,100	15	—		1,115

Total Current Assets	29,871	2,064	(230)		31,705

Property and Equipment, net	26,506	2,466	—		28,972

Long-Term Assets:
Goodwill	11,497	—	20,783	C	32,280
Intangible Assets	4,243	—	—		4,243
Due from Related Party	—	—	—		—
Other	180	—	791	D	971

Total Long-Term Assets	15,920	—	21,574		37,494

Total Assets	$72,297	$4,530	$21,344		$98,171

See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET, continued
AS OF MARCH 30, 2014 FOR ARC GROUP WORLDWIDE, INC. AND
APRIL 7, 2014 FOR ADVANCE TOOLING CONCEPTS, LLC
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Portion of Long-Term Debt	8,345	—	(1,688)	E	6,657
Payable Due to Seller	—	—	2,400	F	2,400
Accounts Payable	5,633	533	(59)	A	6,107
Accrued Expenses	3,753	126	—		3,879
Due to Related Party	20	—	—		20
Deferred Income	774	354	—		1,128
Current Portion of Capital Lease Obligations	—	—	—		—

Total Current Liabilities	18,525	1,013	653		20,191

Long-Term Liabilities:
Deferred Taxes	—	—	—		—
Bank Debt	6,651	—	40,134	E	46,785
Convertible Debt (Net of Discount)	16,182	—	(16,182)	G	—
Due to Related Party	—	—	—		—

Total Long-Term Liabilities	22,833	—	23,952		46,785

Total Liabilities	41,358	1,013	24,605		66,976

Stockholders’ Equity:
Preferred Stock, $0.001 Par Value, 2,000,000 Authorized, No Shares Issued and Outstanding	—	—	—		—
Common Stock, $0.0005 Par Value, 250,000,000 Shares Authorized, 14,694,208 Shares Issued and 14,673,205 Outstanding	3	—	—		3
Treasury Stock	(94)	—	—		(94)
Additional Paid-In Capital	14,098	3,593	(3,593)	H	14,098
Note Receivable from Member	—	—	—		—
Accumulated Earning (Deficit)	15,980	(76)	332	I, B, G, D	16,236
Accumulated Other Comprehensive Income	—	—	—		—

Total Stockholders’ Equity	29,987	3,517	(3,261)		30,243

Non-Controlling Interest	952	—	—		952

	30,939	3,517	(3,261)		31,195

Total Liabilities and Stockholders’ Equity	$72,297	$4,530	$21,344		$98,171

Shares Outstanding	14,673,205	—	—		14,673,205

See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 30, 2014 FOR ARC GROUP WORLDWIDE, INC. AND
APRIL 7, 2014 FOR ADVANCE TOOLING CONCEPTS, LLC
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)
Sales, Net	$59,272	$12,116	$(1,264)	J	$70,124
Cost of Sales	40,888	7,684	(802)	K	47,770

Gross Profit	18,384	4,432	(462)		22,354

Operating Expense:
Selling, General and Administrative	10,465	2,466	67	L	12,998
Merger Expenses	194	—	(194)	M	—

Income (Loss) from Operations	7,725	1,966	(335)		9,356

Other Income (Expense):
Other Income	9	1	—		10
Interest Income (Expense), Net	(781)	(27)	(320)	O	(1,128)

Total Other Income (Expense)	(772)	(26)	(320)		(1,118)

Income (Loss) before Income Taxes	6,953	1,940	(655)		8,238

Current Income Tax Expense	2,418	—	465	P	2,883
Deferred Income Tax Benefit	—	—	—		—

Net Income (Loss)	4,535	1,940	(1,120)		5,355

Net Income (Loss) Attributable to Non-Controlling Interest	182	—	—		182

Net Income (Loss)	$4,353	$1,940	$(1,120)		$5,173

Net Income (Loss) per Common Share from Continuing Operations:
Basic and Diluted	$0.30	$—	$—		$0.36
Diluted	$0.30	$—	$—		$0.36

Weighted Average Common Shares Outstanding:
Basic and Diluted	14,561,872	—	—		14,561,872

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2013
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)
Sales, Net	$68,486	$13,805	$(1,049)	J	$81,242
Cost of Sales	50,194	10,029	(762)	K	59,461

Gross Profit	18,292	3,776	(287)		21,781

Operating Expense:
Selling, General and Administrative	11,620	1,818	90	L	13,528
Merger Expenses	1,637	—	194	M	1,831

Income (Loss) from Operations	5,035	1,958	(571)		6,422

Other Income (Expense):
Other Income	52	110	577	N	739
Gain on Bargain Purchase	381	—	—		381
Interest Income (Expense), Net	(1,142)	(34)	(373)	O	(1,549)

Total Other Income (Expense)	(709)	76	204		(429)

Income (Loss) before Income Taxes	4,326	2,034	(367)		5,993

Current Income Tax Expense	722	—	603	P	1,325
Deferred Income Tax Benefit	—	—	—		—

Net Income (Loss) from Continuing Operations	3,604	2,034	(970)		4,668

Loss from Discontinued Operations, Net of Taxes of $0	274	—	—		274

Net Income (Loss) Before Non-Controlling Interest	3,330	2,034	(970)		4,394

Net Income (Loss) Attributable to Non-Controlling Interest	291	—	—		291

Net Income (Loss)	$3,039	$2,034	$(970)		$4,103

Net Income (Loss) per Common Share from Continuing Operations:
Basic and Diluted	$0.22	$—	$—		$0.30
Diluted	$0.22	$—	$—		$0.30

Weighted Average Common Shares Outstanding:
Basic and Diluted	13,742,683	—	—		13,742,683

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	Basis of Presentation:

On April 7, 2014 ARC Group Worldwide, Inc. ("ARC" or the "Company) entered into separate, definitive purchase and sale agreement to acquire Advance Tooling Concepts, LLC ("ATC"). ATC was purchased for $24 million (the “Purchase Price”), in an all-cash transaction, pursuant to a Membership Interests Purchase Agreement (the “ATC Purchase Agreement”) with each of Nigel Sutton, Gregory Curtis, Frank Ferree and Dermot Rafferty (the “Sellers”). Pursuant to the ATC Purchase Agreement, the Company has purchased one hundred percent (100%) of the membership interests of ATC from the Sellers. The effective date of the acquisition was April 7, 2014.

The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of ARC as of March 30, 2014 and ATC as of April 7, 2014, giving effect to the ATC acquisition as if it had occurred on March 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 30, 2014 for ARC and April 7, 2014 for ATC and the year ended June 30, 2013 combine the historical consolidated statements of operations of ARC with ATC’s historical statements of operations for those periods, and give effect to the acquisition as if it had occurred on July 1, 2012. Adjustments have been made to conform ARC and ATC’s balance sheet and statement of operations to ARC's fiscal year end. No pro forma effects have been given to any operational or other synergies that may be realized from the acquisition.

The unaudited pro forma consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma consolidated financial statements.  The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the acquisition. The adjustments included in the unaudited pro forma consolidated financial information represents the preliminary determination of such adjustments based upon currently available information. Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected in this pro forma financial statement.  ARC expects to finalize the purchase price allocations within one year of the date of the acquisition.

2	Pro Forma Adjustments to the Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations:

A	To record the elimination of intercompany accounts receivable between ATC and ARC.

B	To record the elimination of margin of inventory on hand purchased by ARC from ATC.

C
To record the estimated residual value of goodwill acquired, estimated as the difference between the purchase price of $24.3 million (including $0.3 million of acquired cash) and the estimated fair value of identifiable assets and liabilities. The estimated fair value is preliminary based upon current information and actual results may differ from those reflected here. ARC expects to finalize the purchase price allocations within one year of the date of acquisition.

D	To record the new deferred loan costs less the write off of remaining original loan costs.

E
To record the short-term portion of the $45 million credit facility with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent (the "Credit Agreement").

F
To record the liability for ten percent of the purchase price as held back by the Company for the payment of any amounts owed by Sellers to the Company pursuant to the working capital adjustments in the ATC Purchase Agreement and also to satisfy any indemnification obligations of the Sellers.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

G	To record the pay off of the Precision Castparts Corp. ("PCC") convertible note.

H	To eliminate the ATC Additional paid-in-capital balance in purchase accounting.

I
To eliminate the ATC Accumulated deficit balance in purchase accounting and to record the impacts of the write off of the original loan cost, recognition of the gain on early debt extinguishment for the PCC convertible note, and the adjustment to inventory to eliminate the intercompany margin.

J	To record the elimination of intercompany sales between ATC and ARC.

K	To record the elimination of intercompany cost of sales between ATC and ARC.

L	To record the incremental deferred loan cost amortization under the new credit agreement.

M	To eliminate acquisition-related transaction costs incurred as part of the acquisition.

N	To recognize the gain on early debt extinguishment of the PCC convertible note.

O
To recognize estimated interest expense on the $45 million credit facility and senior secured revolving commitment with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent (the "Credit Agreement").

P	To recognize the estimated tax effect of the pro forma adjustments using a blended statutory rate of approximately 36.2%.